                                 SECURITIES AND EXCHANGE COMMISSION

                                     WASHINGTON, DC.  20549

                                           FORM 8-K

                                       CURRENT REPORT
                           Pursuant to Section 13 or 15(d) of
                           the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported):
                                      February 19, 2008

                                   HANCOCK HOLDING COMPANY

                 (Exact name of registrant as specified in its charter)

      Mississippi                 0-13089                  64-0169065
-------------------------    --------------------     -----------------------------
     (State or other            (Commission File         (I.R.S. Employer
     jurisdiction of               Number)                 Identification Number)
     incorporation)

                           One Hancock Plaza, 2510 14th Street,
                               Gulfport, Mississippi                 39501
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              (Address of principal executive offices)              (Zip code)

                                  (228) 868-4000
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                        (Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.  On February 19, 2008, the Nominating and Corporate Governance
Committee of Hancock Holding Company accepted the resignation of Charles H.
Johnson, Sr. from the Company's Board of Directors, effective February 19, 2008.
In addition, Director Joseph F. Boardman, Jr. notified the commtitee of his retirement from the Board of Directors due to his having attained retirement age in accordance with the Company's corporate governance guidelines. The Board thanks
Messrs. Johnson and Boardman for their past service to the Company and wishes them well in their future endeavors.

Item 8.01. Other Events.  On February 19, 2008, the Nominating and Corporate
Governance Committee of Hancock Holding Company accepted the resignation of Charles H.
Johnson, Sr. from the Company's Board of Directors, effective February 19, 2008.
In addition, Director Joseph F. Boardman, Jr. notified the commtitee of his retirement from the Board of Directors due to his having attained retirement age in accordance with the Company's corporate governance guidelines. The Board thanks
Messrs. Johnson and Boardman for their past service to the Company and wishes them well in their future endeavors.

                                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 19, 2008

                                     HANCOCK HOLDING COMPANY
                                     (Registrant)

                                     By:   /s/ Paul D. Guichet
                                        --------------------------------
                                           Paul D. Guichet
                                           Vice President
                                           Investor Relations